SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted
                                               by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          UNION CARBIDE CORPORATION
               (Name of Registrant as Specified in Its Charter)


(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

          (2)  Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

[ ]     Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:

          (2)  Form, Schedule or Registration Statement No.:

          (3)  Filing Party:

          (4)  Date Filed:

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UNION CARBIDE CORPORATION  39 OLD RIDGEBURY ROAD, DANBURY, CT  06817-0001

J. S. BYCK
VICE PRESIDENT - STRATEGIC PLANNING
INVESTOR RELATIONS AND PUBLIC AFFAIRS





                                          October 19, 1999






Dear:

     On August 4, Union Carbide Corporation and The Dow Chemical Corporation announced that their respective boards of directors approved a definitive merger agreement. We believe this opportunity for Union Carbide to join forces with Dow will create what we expect will be the world's premier diversified global chemical company with leadership positions in both the performance and basic chemicals businesses.

     Approval of the merger requires an affirmative vote by holders of at least two-thirds of the outstanding shares of Union Carbide. While a copy of the proxy statement has already been sent to your organization, it may not have reached your desk yet. Attached is a personal copy for your review and action. Your vote is particularly important because of the very high vote threshold. I encourage you to vote in favor of the merger and to submit your proxy as soon as possible.

     Please feel free to call me at (203) 794-3022; John Wulff, our Chief Financial Officer, at (203) 794-3076; or Nick Thold, our Director of Investor Relations, at (203) 794-6448, should questions arise during your review of the proxy statement.

     Thank you in advance for your consideration.

                                          Sincerely,


                                          /s/ Joesph S. Byck
                                          Joseph S. Byck

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